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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our reports dated March 28, 2001 on the financial statements of Edison Mission Holdings Co., EME Homer City Generation L.P., Chestnut Ridge Energy Co., and Edison Mission Finance Co., included in Edison Mission Holdings Co.'s Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this registration statement (No. 333-70068) and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP


Orange County, California
November 19, 2001